FOR IMMEDIATE RELEASE	Contact:	Scott E. Lied
	Phone:	717-733-4181

ENB Financial Corp Reports Third Quarter 2016 Results

(October 13, 2016) -- Ephrata, PA – ENB Financial Corp (OTCBB: ENBP), the bank holding company for Ephrata National Bank, reports net income for the third quarter of 2016 of $2,077,000, a $224,000, or 12.1% increase, over the $1,853,000 earned during the third quarter of 2015. Net income for the nine months ended September 30, 2016, was $5,633,000, a $718,000, or 14.6% increase, over the same period in 2015. Basic and diluted earnings per share for the third quarter of 2016 were $0.73 compared to $0.65 for the same period in 2015. Year-to-date earnings per share were $1.98 in 2016 compared to $1.72 in 2015.

For the quarter ended September 30, 2016, the Corporation’s net interest income (NII) increased by $809,000, or 13.9%. The increase in NII was primarily caused by an increase in interest and fees on loans of $661,000, or 13.1%, as well as a decrease in interest expense on deposits and borrowings of $177,000, or 19.1%.

For the nine months ended September 30, 2016, the Corporation’s NII increased by $796,000, or 4.6%. Loan interest income increased by $1,681,000, or 11.2%, while interest on securities and dividend income decreased by $1,502,000, or 28.5%. The decrease in interest on securities and dividend income was a result of $1,681,000 of accelerated amortization on unexpected calls of two U.S. Sub-Agency bonds. Outside of this event, the Corporation’s year-to-date NII would have increased by $2,477,000, or 14.2%. For both the quarter and year-to-date periods, higher loan interest income was caused by the increase in the Prime rate in December of 2015, while deposit and borrowing costs continued to decline as longer-term instruments repriced to lower interest rates.

The Corporation recorded $200,000 of provision expense in the third quarter of 2016, compared to a credit provision of $150,000 in the third quarter of 2015, while the provision expense for the nine-month period ended September 30, 2016 was $200,000, compared to $150,000 for the same period in 2015. Increased loan growth required more provision expense for both periods in 2016, however the increase was limited due to $158,000 of net recoveries in the first nine months of 2016, compared to $186,000 of net charge-offs for the same period in 2015. The allowance as a percentage of total loans was 1.31% as of September 30, 2016, compared to 1.44% as of September 30, 2015.

The gains from the sale of securities decreased by $65,000, or 12.3%, and increased by $440,000, or 26.0%, for the three and nine months ended September 30, 2016, compared to the same periods in 2015. The Corporation was able to generate $464,000 and $2,130,000 of net gains on the sale of securities for the three and nine months ended September 30, 2016, compared to $529,000 and $1,690,000 for the same periods in 2015. Market interest rates in the first nine months of 2016 remained very low from an historical standpoint with marked decreases at the end of the third quarter, providing management with opportunities to sell securities at large gains and reposition assets.

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ENB FINANCIAL CORP

The gain on the sale of mortgages increased by $331,000, or 146.5%, and $494,000, or 80.3%, for the three and nine months ended September 30, 2016, compared to the same periods in 2015. The Corporation began expanding its mortgage division in 2014, which continued into 2015, with the goal of increasing the Corporation’s mortgage market share. The expansion resulted in much higher mortgage volumes with sharper increases beginning at the end of 2015. This has carried into 2016, assisted by lower market rates, resulting in significant increases in mortgage gains in 2016 compared to the prior year.

Total operating expenses increased $658,000, or 10.8%, and $1,515,000, or 8.2%, for the three and nine months ended September 30, 2016, compared to the same periods in 2015. Salary and benefit expenses, which make up the largest portion of operating expenses, increased $540,000, or 14.7%, and $1,175,000, or 10.6%, for the three and nine months ended September 30, 2016, compared to the same periods in 2015. The salary and benefit costs are elevated primarily due to additional personnel as well as increased benefit costs, driven by higher health insurance premiums. The increase in salary expense was higher in the third quarter of 2016 as a result of the opening of a new full-service office in Morgantown, PA in July, as well as two limited-service offices in southern Lancaster County in the third quarter. The Corporation opened a walk-up/drive-through office in Georgetown, PA, as well as a deposit and loan production office in Strasburg, PA.

The Corporation’s annualized return on average assets (ROA) and return on average stockholders’ equity (ROE) for the third quarter of 2016 were 0.87% and 8.31%, respectively, compared to 0.84% and 7.90% for the third quarter of 2015. For the nine months ended September 30, 2016, the Corporation’s annualized ROA was 0.81%, compared to 0.76% in 2015, while the ROE was 7.71%, compared to 7.05% for the same period in 2015.

As of September 30, 2016, the Corporation had total assets of $970.7 million, up 12.3%; total stockholders’ equity of $100.0 million, up 5.5%; total deposits of $792.7 million, up 14.4%; and total loans of $566.0 million, up 14.3%, from the balances as of September 30, 2015.

ENB Financial Corp, headquartered in Ephrata, PA, is the bank holding company for its wholly-owned subsidiary Ephrata National Bank. Ephrata National Bank operates from twelve locations in Lancaster County, southeastern Lebanon County, and southern Berks County, Pennsylvania, with the headquarters located at 31 E. Main Street, Ephrata, PA. Ephrata National Bank has been serving the community since 1881. For more information about ENB Financial Corp, visit the Corporation’s web site at www.enbfc.com.

Notice Regarding Forward Looking Statements

This news release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results of ENB Financial Corp to be materially different from future results expressed or implied by such forward-looking statements. These forward-looking statements can be identified by use of terminology such as “expect”, “plan”, “anticipate”, “believe”, “estimate”, and similar words that are intended to identify such forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, estimates, and projections about the Corporation, the financial services industry, and the economy. The Private Securities Reform Act of 1995 provides safe harbor in the event the projected future operations are not met. There are a number of future factors such as changes in fiscal or monetary policy, or changes in the economic climate that will influence the Corporation’s future operations. These factors are difficult to predict with regard to how likely and to what degree or significance that they would occur. Actual results may differ materially from what may have been forecasted in the forward-looking statements. We are not obligated to publicly update any forward-looking statements to reflect the effects of subsequent events.

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ENB FINANCIAL CORP

SUMMARY CONSOLIDATED FINANCIAL INFORMATION (Unaudited)

(in thousands, except per share and percentage data)

	September 30,
	2016	2015	%
Balance Sheet (EOP)	$	$	Change

Securities	298,139	278,470	7.1%
Total loans	565,968	495,039	14.3%
Allowance for loan losses	7,435	7,106	4.6%
Total assets	970,687	864,266	12.3%
Deposits	792,660	692,689	14.4%
Total borrowings	75,810	74,545	1.7%
Stockholders' equity	99,953	94,763	5.5%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Income Statement	$	$	$	$

Net interest income	6,642	5,833	18,254	17,458
Provision (credit) for loan losses	200	(150)	200	150
Noninterest income	2,828	2,342	8,566	6,937
Noninterest expense	6,748	6,090	19,942	18,427
Income before taxes	2,522	2,235	6,678	5,818
Provision for income taxes	445	382	1,045	903
Net income	2,077	1,853	5,633	4,915

Per Share Data
Earnings per share	0.73	0.65	1.98	1.72
Dividends per share	0.27	0.27	0.81	0.81

Earnings Ratios
Return on average assets (ROA)	0.87%	0.84%	0.81%	0.76%
Return on average stockholders' equity (ROE)	8.31%	7.90%	7.71%	7.05%
Net interest margin	3.22%	3.09%	3.04%	3.10%
Efficiency ratio	70.81%	74.93%	75.94%	76.46%

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ENB FINANCIAL CORP